UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):            April 17, 2017

PARK ELECTROCHEMICAL CORP.
(Exact Name of Registrant as Specified in Charter)

New York	1-4415	11-1734643
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

48 South Service Road, Melville,	New York	11747
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code (631) 465-3600

Not Applicable Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   [   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   [   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   [   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   [   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 2.05       Costs Associated with Exit or Disposal Activities.

On April 17, 2017, the Chief Executive Officer of Park Electrochemical Corp. (the “Company”) authorized the consolidation of the Company’s Nelco Products, Inc. electronics Business Unit located in Fullerton, California (“NPI”) and its Neltec, Inc. electronics Business Unit located in Tempe, Arizona (“Neltec”). The consolidation is expected to take approximately four to six months to complete. When completed, all manufacturing operations at NPI will cease, except for the NPI treating operation, which will continue as part and under the supervision of the Neltec Business Unit. All manufacturing functions, including treating, lamination, prepreg paneling, finishing, inspection, quality lab and shipping and receiving, will continue at the Neltec Business Unit location in Tempe, Arizona. After the consolidation is complete, all business functions, including customer service, accounting, payables, receivables, production control and planning, engineering, quality, procurement, facilities management, HR and EHS, will be performed at Neltec in Tempe, Arizona. The Neltec Business Unit will continue to manufacture Park’s entire electronic materials product line. After the consolidation is complete, the Neltec Business Unit (including the continuing treating operation in California) is expected to have ongoing manufacturing capacity equal to approximately three times the current production levels of NPI and Neltec combined.

The Company expects to incur a pre-tax charge in connection with the consolidation of approximately $5 million to $5.5 million. This charge includes approximately $2.7 million to $2.8 million for lease payments for the vacated facility, approximately $0.8 million to $1.0 million for asset disposal costs and approximately $1.5 million to $1.7 million for employment termination benefits expenses and other costs related to the consolidation. This charge is expected to be incurred primarily during the first nine months of the Company’s current fiscal year ending February 25, 2018. In addition to this charge, the Company expects to incur duplicative pre-tax costs of $300 thousand during the same nine-month period. Once the consolidation is complete, the Company expects an ongoing pre-tax benefit from the consolidation of approximately $3 million to $3.5 million per year.

 The Company issued a news release on April 18, 2017 annoucing the consolidation. A copy of such news release is attached as Exhibit 99.1 hereto.

Item 9.01        Financial Statements and Exhibits.

             (d)        Exhibits.

          99.1 News Release dated April 18, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK ELECTROCHEMICAL CORP.

Date: April 21, 2017	By:	s/ P. Matthew Farabaugh
Name: P. Matthew Farabaugh
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Number Exhibit	Description	Page
99.1	News Release dated April 18, 2017	5